CONFIRMING STATEMENT
        This statement confirms that the undersigned, Van A. Welch, has authorized and
designated each of Gordon Hagendorf and Lori Pinder, signing singly, to execute and
file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S. Securities and
Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of
Willbros Group, Inc. (the "Company").  The authority of Gordon Hagendorf and
Lori
Pinder under this Statement shall continue until the undersigned is no longer required to
file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in
securities of the Company, unless earlier revoked in writing.  The undersigned
acknowledges that Gordon Hagendorf and Lori Pinder are not assuming any of the
undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act
of 1934, as amended.
Date: 12/04/2009                                /s/ Van A. Welch
                                                               Van A. Welch